Exhibit 99.1

Nanophase Reports Fourth Quarter and Year End 2008 Financial Results

Management Discusses Positive Changes For 2009

Romeoville, IL, - March 26, 2009 - Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, reported today financial results for its fourth quarter and year ended December 31, 2008.

Fourth Quarter

Revenue for the quarter was $2.1 million and in line with management’s expectations. Revenue for the fourth quarter of 2007 was $2.6 million.

The net loss for the quarter was $1.9 million, or $0.09 per share, compared to a net loss of $1.3 million, or $0.06 per share, for the fourth quarter of 2007.

Year End

Revenue for the year was $10.2 million, compared to revenue of $12.2 million for the same period in 2007. As a percentage of total revenue, gross margin remained at 26 percent for both years.

Net loss for the year was $6.4 million, or $0.30 per share. Twenty-five percent of the loss, $1.6 million or $0.07 per share, was attributed to one-time severance charges. The net loss for 2007 was $3.7 million, or $0.19 per share, for the same period in 2007.

Outlook for 2009

“We are both realistic and optimistic about the current and long-term prospects for Nanophase,” said Jess Jankowski, Nanophase president and CEO. “We are close to completing the formation of our new leadership team, and are putting the final pieces in place to leverage our capabilities to our best advantage with :

•	New management team

•	New sales strategy

•	New ready-to-go products

•	New strategic markets

•	New applications

•	Solid balance sheet

“With limited ability to predict how current economic conditions may impact our strategic markets,” continued Jankowski, “we continue to take a conservative approach to 2009 and, in line with previous guidance, have lowered our revenue projections by approximately 25 percent from 2008. This reduction is due in part to sales projections from industry leaders in our target markets, including housing trends and their impact on revenue from our coatings products. We’re prepared for a rebound in sales when the economy strengthens and as our aggressive marketing programs, ready-to-go products and innovative applications attract new customers from a variety of industries and assist our valued partners with new market penetration,” commented Jankowski.

“We are focused on building a pipeline of new business by leveraging our technology platform and development know-how. Our new sales and marketing team continues to expand its knowledge of our current markets, while investigating new potential markets and industries where Nanophase’s innovative technology and solutions can improve their products or allow them to create new products.”

Jankowski went on to add that the company expects to reduce operating expenses by approximately $1 million in 2009, and $1.2 million in 2010, with the elimination of 12 positions that became redundant, due in part to the company’s shift in business strategy which involves the addition of a direct sales approach, and the recent departure of two executive officers whose outstanding severance obligations will be disbursed late in the third quarter of 2009 and the first quarter of 2010, respectively. Management believes these staffing changes will not limit the company’s ability to execute its business plan through 2010. These changes will also reduce operating cash used by approximately $600,000 in 2009 and $1.1 million in 2010.

Shareholders and members of the financial community are encouraged to participate in today’s conference call, where Mr. Jankowski will be discussing the company’s current and long-term prospects.

Year End 2008 Conference Call

Nanophase has scheduled its quarterly conference call for March 26, 2009, at 4:00 p.m. CDT (5:00 p.m. EDT), which will be hosted by Jess Jankowski, president and CEO. To participate in the call you may dial 800-344-8034, or 785-830-1990 and reference the conference identification of 7NANOPHASE. The call may also be accessed through the company’s website, www.nanophase.com, by clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through April 2, 2009, by dialing 800-695-0395, or 402-220-1388, or by logging onto the company’s website and following the above directions.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” , “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; and the resolution of litigation in which the Company may become involved. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	As of December 31,
	2008	As Adjusted 2007
ASSETS
Current assets:
Cash and cash equivalents	$723,069	$563,075
Investments	6,908,888	16,145,844
Trade accounts receivable, less allowance for doubtful accounts of $9,000 and $13,000 on December 31, 2008 and 2007, respectively	1,092,125	1,403,206
Other receivables	7,749	—
Inventories, net	1,154,207	1,085,364
Prepaid expenses and other current assets	482,452	298,464

Total current assets	10,368,490	19,495,953

Investments	5,340,000	—
Equipment and leasehold improvements, net	6,651,842	7,409,666
Other assets, net	39,765	79,285

	$22,400,097	$26,984,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	22,211	43,110
Current portion of deferred other revenue	74,243	127,273
Accounts payable	356,853	238,295
Accrued expenses	1,493,262	1,584,656
Accrued severance	541,014	—

Total current liabilities	2,487,583	1,993,334

Long-term debt, less current maturities and unamortized debt discount	1,570,346	1,512,507
Long-term portion of capital lease obligations	9,219	31,430
Deferred other revenue, less current portion	—	74,243

	1,579,565	1,618,180

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value; 24,088 authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 21,188,912 and 21,088,068 shares issued and outstanding on December 31, 2008 and December 31, 2007, respectively	211,889	210,881
Additional paid-in capital	91,597,529	90,201,131
Accumulated deficit	(73,476,469)	(67,038,622)

Total stockholders’ equity	18,332,949	23,373,390

	$22,400,097	$26,984,904

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2008	As Adjusted 2007
Revenue:
Product revenue	$9,744,759	$11,766,565
Other revenue	469,058	442,543

Total revenue	10,213,817	12,209,108

Operating expense:
Cost of revenue	7,501,468	9,032,187

Gross Profit	2,712,349	3,176,921

Research and development expense	1,764,284	1,773,565
Selling, general and administrative expense	5,390,771	5,560,960
Severance charges	1,578,859	—

Loss from operations	(6,021,565)	(4,157,604)
Interest income	383,083	661,512
Interest expense	(130,992)	(154,515)
Impairment of investments	(660,000)	—
Other, net	(8,373)	(73,660)

Loss before provision for income taxes	(6,437,847)	(3,724,267)
Provision for income taxes	—	—

Net loss	$(6,437,847)	$(3,724,267)

Net loss per share-basic and diluted	$(0.30)	$(0.19)

Weighted average number of common shares outstanding	21,144,336	20,038,868

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Years ended December 31,
	2008	As Adjusted 2007
Revenue:
Product revenue	$9,744,759	$11,766,565
Other revenue	469,058	442,543

Total revenue	10,213,817	12,209,108

Operating expense:
Cost of revenue detail:
Depreciation	988,437	1,106,242
Non-cash equity compensation	81,674	45,144
Other costs of revenue	6,431,357	7,880,801

Cost of revenue	7,501,468	9,032,187

Gross Profit	2,712,349	3,176,921

Research and development expense detail:
Depreciation	236,849	232,180
Non-cash equity compensation	143,562	92,831
Other research and development expense	1,383,873	1,448,554

Research and development expense	1,764,284	1,773,565

Selling, general and administrative expense detail:
Depreciation and amortization	62,701	44,802
Non-cash equity compensation	548,968	436,775
Write-down of equipment	11,792	75,152
Abandonment of Trademarks	37,211	—
Other selling, general and administrative expense	4,730,099	5,004,231

Selling, general and administrative expense	5,390,771	5,560,960
Severance charges	1,578,859	—

Loss from operations	(6,021,565)	(4,157,604)
Interest income	383,083	661,512
Interest expense	(130,992)	(154,515)
Impairment of investments	(660,000)	—
Other, net	(8,373)	(73,660)

Loss before provision for income taxes	(6,437,847)	(3,724,267)
Provision for income taxes	—	—

Net loss	$(6,437,847)	$(3,724,267)